FTD Companies, Inc. Receives Court Approval for the Sale of the FTD North America and Latin America Consumer and Florist Businesses and the Sale of Shari’s Berries

DOWNERS GROVE, Ill. – August 9, 2019 – FTD Companies, Inc. (the “Company”) today announced that the U.S. Bankruptcy Court for the District of Delaware (the “Court”) has approved the sale of the FTD North America and Latin America Consumer and Florist businesses, including ProFlowers, to an affiliate of Nexus Capital Management LP for approximately $110.9 million, and the sale of Shari’s Berries to an affiliate of 1-800-Flowers.com, Inc. for $20.5 million.

“We undertook a robust and competitive court-supervised sale process, and with the Court’s approval, we are now moving forward with transactions that reflect the highest and best value for our businesses. Importantly for florists, Nexus brings resources, experience and stability that we believe will enable the member network to continue to grow into the future. We are continuing to support our florists and business partners and serve customers as we work to complete the transactions,” said Scott Levin, FTD’s President and Chief Executive Officer. “We also thank all of our employees for their continued hard work and dedication throughout this process.”

The Company anticipates completing the transactions in the coming weeks.

Additional Information
Additional information about the court-supervised restructuring process is available on the Company’s restructuring website, www.FTDrestructuring.com. In addition, Bankruptcy Court filings and other information related to the court proceedings are available on a separate website administered by the Company’s claims agent, Omni Management Group, at www.omnimgt.com/FTD, or by calling Omni representatives toll-free at 1-866-205-3144 or 1-818-906-8300 for calls originating outside of the U.S.

Jones Day is serving as legal advisor to the Company, Moelis & Company LLC and Piper Jaffray & Co. are serving as its investment bankers and financial advisors, and AP Services, LLC, an affiliate of AlixPartners, is providing Chief Restructuring Officer services.

About FTD Companies, Inc.
Through our diversified family of brands, FTD Companies, Inc. and its affiliates historically have provided floral, specialty foods, gifts, and related products to consumers primarily in North America, as well as floral products and services to retail florists and other retail locations throughout these same geographies. FTD has been delivering flowers since 1910, and the highly-recognized FTD® brand is supported by the iconic Mercury Man® logo, which is displayed in over 30,000 floral shops in more than 125 countries. In addition to FTD, our diversified portfolio of brands historically has included the following trademarks: ProFlowers®, Shari’s Berries®, Personal Creations®, Gifts.com™, and ProPlants®. FTD Companies, Inc. is headquartered in Downers Grove, Ill. For more information, please visit www.ftdcompanies.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expectations about the timing and execution of the Company’s strategic transactions (including the contemplated sales of substantially all of the Debtors’ assets), the Company’s future financial condition and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments, and the operating expectations during the pendency of the Chapter 11 cases and impacts to its business related thereto. Potential factors that could affect such forward-looking statements include, among others, risks and uncertainties relating to the Chapter 11 cases, including, but not limited to, the Company’s ability to obtain Bankruptcy Court approval of motions filed in the Chapter 11 cases , the effects of the Chapter 11 cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the length of time the Company will operate under the Chapter 11 cases, risks associated with third-party motions in the Chapter 11 cases, the potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s restructuring strategy; the conditions to which the Company’s DIP financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s and the Debtors’ ability to consummate sales of substantially all of the Debtors’ assets consistent with the milestones set forth in the DIP financing order entered by the Bankruptcy Court and the terms and conditions of any such sales; the consequences of the acceleration of our debt obligations; the risks related to the Company’s delisting from Nasdaq and trading on the OTC Pink Market and the other factors disclosed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”), as updated from time to time in our subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, we undertake no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts
Michael Freitag / Aaron Palash / Aura Reinhard
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449